Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

a.Registration Statement (Form S-3 No. 333-230992) of Industrial Logistics Properties Trust, and
b.Registration Statement (Form S-8 No. 333-223906) pertaining to the 2018 Equity Compensation Plan of Industrial Logistics Properties Trust;

of our report dated February 24, 2020, with respect to the consolidated financial statements and schedule of Industrial Logistics Properties Trust included in this Annual Report (Form 10-K) of Industrial Logistics Properties Trust for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 18, 2021